Exhibit 99.1

Intermolecular Reports Fourth Quarter and Full Year 2018 Financial Results

2018 Marked First Full Year of Positive Adjusted EBITDA Since 2013

Positive Operating Cash Flow of $5.9 million in 2018

SAN JOSE, Calif., February 12, 2019 -- Intermolecular, Inc. (Nasdaq: IMI), the trusted partner for advanced materials innovation, today reported results for the fourth quarter and full year ended December 31, 2018.

Q4 2018 Financial and Operational Highlights

•	Revenue of $6.3 million, which exceeded the company’s guidance.
•	Program revenue totaled $6.0 million or 95% of total revenue.
•	Gross profit totaled $4.6 million or 73% of total revenue.
•	Adjusted EBITDA loss totaled $(1.5) million, which exceeded the company’s guidance.
•	Net loss totaled $(2.6) million.
•

Secured two program contracts during the period, including a major new program service agreement with a leading global semiconductor manufacturer. Management expects a material revenue contribution from this customer in 2019.

Full Year 2018 Financial and Operational Highlights

•	Revenue was $33.7 million.
•	Program revenue increased 10% to $32.0 million or 95% of total revenue.
•	Gross profit totaled $23.7 million or 70% of total revenue.
•	Total operating expenses decreased 22% to $28.0 million.
•	Adjusted EBITDA improved to $1.8 million compared to a loss of $(0.7) million in 2017.
•	Net loss improved to $(3.4) million compared to net loss of $(10.4) million in 2017.
•	Operating cash flow of $5.9 million in 2018.
•

Cash and investments at December 31, 2018 was $30.4 million (or $0.61 per share), an improvement from $25.8 million (or $0.52 per share) at the end of the prior fiscal year. The company continues to have no debt.

Management Commentary

“Our performance in 2018 reflected the successful execution of our plan – with $5.9 million of operating cash flow generated by the combination of strong performance with existing customers, commencement of major contracts with new customers, higher gross margins, a reduced cost structure and better working capital management,” said Intermolecular President and CEO Chris Kramer. “While we concluded certain programs to our customers’ satisfaction in 2018 which resulted in a short-term dip in our revenues that will continue in the first quarter of 2019, we retain excellent relationships with each of these customers, and we have secured major new customer programs that position us well for growth going forward.

“We entered 2019 on solid footing with a strong balance sheet and a robust pipeline of business.  Following the major new customer we won in late 2018, we secured another contract with a new top tier leading global semiconductor company in the first quarter. With our lower cost structure and higher gross margins, our high throughput services platform now has strong operating leverage which will drive our profitability as we continue to scale our business.”

Fourth Quarter of 2018 Financial Results

Revenue for the fourth quarter of 2018 was $6.3 million, a decrease of 20% from $7.9 million in the third quarter of 2018, and a decrease of 40% from $10.6 million in the same period a year ago. Program revenue was $6.0 million, an 18% decrease from $7.4 million in the third quarter of 2018, and a 32% decrease from $8.9 million in the same period a year ago.

Gross profit for the fourth quarter of 2018 was $4.6 million (73% of total revenue), a 21% decrease from $5.8 million (74% of total revenue) in the third quarter of 2018, and a 33% decrease from $6.9 million (65% of total revenue) in the same period a year ago.

Total operating expenses for the fourth quarter of 2018 were $7.5 million, an 11% increase from $6.7 million in the third quarter of 2018, and an increase of 8% compared to $6.9 million in the same period a year ago.

Net loss for the fourth quarter of 2018 totaled $(2.6) million or $(0.05) per basic and diluted share, compared to net loss of $(0.7) million or $(0.01) per basic and diluted share in the third quarter of 2018, and compared to net income of $0.1 million or $0.00 per basic and diluted share in the same period a year ago.

Non-GAAP net loss, which excludes stock-based compensation expense, for the fourth quarter of 2018 totaled $(2.2) million, or $(0.04) per basic and diluted share, compared to non-GAAP net loss of $(0.5) million, or $(0.01) per basic and diluted share in the third quarter of 2018, and compared to non-GAAP net income of $0.4 million, or $0.01 per basic and diluted share in the same period a year ago.

Adjusted EBITDA loss for the fourth quarter of 2018 totaled $(1.5) million, compared to an adjusted EBITDA of $0.5 million in the third quarter of 2018 and $2.1 million in the same period a year ago.

Cash and investments totaled $30.4 million at the end of fourth quarter of 2018, a decrease of $0.2 million compared to $30.6 million at the end of third quarter of 2018. The company had no debt at quarter end.

Full Year 2018 Financial Results

Revenue for 2018 was $33.7 million, a decrease of 10% from $37.2 million in the same period a year ago. Program revenue totaled $32.0 million, an increase of 10% from $29.0 million in 2017.

Gross profit for 2018 was $23.7 million (70% of total revenue), a 6% decrease from $25.1 million (67% of total revenue) in 2017.

Total operating expenses for 2018 was $28.0 million, a decrease of 22% compared to $36.1 million in 2017.

Net loss for 2018 totaled $(3.4) million or $(0.07) per basic and diluted share, an improvement from a net loss of $(10.4) million or $(0.21) per basic and diluted share in 2017.

Non-GAAP net loss for 2018 totaled $(2.4) million or $(0.05) per basic and diluted share, an improvement from a non-GAAP net loss of $(8.9) million or $(0.18) per basic and diluted share in 2017.

Adjusted EBITDA for 2018 totaled $1.8 million, an improvement from an adjusted EBITDA loss of $(0.7) million in 2017.

First Quarter 2019 Financial Outlook

The following statements are based on Intermolecular’s current expectations for the first quarter ending March 31, 2019. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Intermolecular does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

•	Revenue is projected to be in the range of $6.1 million to $6.5 million;
•	Net loss is projected to be between $(2.3) million and $(3.0) million, or between $(0.05) and (0.06) per share (based on approximately 49.8 million shares expected to be outstanding);
•

Non-GAAP net loss is projected to be between $(1.9) million and $(2.5) million, or between $(0.04) and $(0.05) per share, respectively (based on approximately 49.8 million shares expected to be outstanding); and,

•	Adjusted EBITDA loss is projected to be between $(1.4) million and $(2.0) million.

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release. Please refer to “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss” below.

Conference Call

Intermolecular will host a conference call and simultaneous audio-only webcast today (February 12, 2019) at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. The call will be hosted by Intermolecular President and CEO Chris Kramer and CFO Bill Roeschlein.

U.S. dial-in number: (877) 251-1860

International dial-in number: (224) 357-2386

Conference ID: 4880935

Please call the conference telephone number five to ten minutes prior to start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please contact Intermolecular’s IR team at (949) 574-3860.

A live and archived webcast (audio only) of the call will be available on Intermolecular’s website for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise, accelerated learning and experimentation platform, and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation. Learn more at www.intermolecular.com.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond Intermolecular’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; financial condition; the ability of our new business model to generate profits and long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole; and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent annual report on Form 10-K as updated by our quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission available at www.sec.gov, particularly in the sections titled "Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Corporate Contact

Bill Roeschlein

Intermolecular, Inc.

Chief Financial Officer

bill.roeschlein@intermolecular.com

(408) 582-5415

Investor Contact

Matt Glover or Najim Mostamand, CFA

Liolios

IMI@liolios.com

(949) 574-3860

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts, Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Program revenue	$6,009	$8,850	$31,984	$29,010
Licensing and royalty revenue	312	1,698	1,676	8,193
Total revenue	6,321	10,548	33,660	37,203
Cost of revenue:
Cost of program revenue	1,713	3,353	9,999	11,449
Cost of licensing and royalty revenue	1	344	9	656
Total cost of revenue	1,714	3,697	10,008	12,105
Gross profit	4,607	6,851	23,652	25,098
Operating expenses:
Research and development	4,677	4,206	17,228	21,535
Sales and marketing	910	734	3,256	4,019
General and administrative	1,901	1,974	7,516	9,198
Restructuring charges	—	—	—	1,351
Total operating expenses	7,488	6,914	28,000	36,103
Loss from operations	(2,881)	(63)	(4,348)	(11,005)
Other income (expense):
Interest income (expense), net	180	84	594	266
Other income (expense), net	104	95	344	337
Total other income (expense), net	284	179	938	603
Income (loss) before provision for income taxes	(2,597)	116	(3,410)	(10,402)
Provision for income taxes	—	—	1	1
Net income (loss)	$(2,597)	$116	$(3,411)	$(10,403)

Basic net income (loss) per common share	$(0.05)	$0.00	$(0.07)	$(0.21)
Diluted net income (loss) per common share	$(0.05)	$0.00	$(0.07)	$(0.21)

Shares used in basic net income (loss) per common share	49,751	49,559	49,689	49,547
Shares used in diluted net income (loss) per common share	49,751	49,765	49,689	49,547

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of December 31, 2018	As of December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,351	$6,090
Short-term investments	22,098	18,060
Total cash, cash equivalents and short-term investments	30,449	24,150
Accounts receivable	3,349	5,519
Prepaid expenses and other current assets	936	1,069
Total current assets	34,734	30,738
Long-term investments	—	1,657
Materials inventory	2,638	2,781
Property and equipment, net	3,432	5,913
Intangible assets, net	2,075	2,620
Other assets	514	600
Total assets	$43,393	$44,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$760	$928
Accrued liabilities	1,234	865
Accrued compensation and employee benefits	3,431	2,535
Deferred revenue	917	941
Total current liabilities	6,342	5,269
Other long-term liabilities	2,667	2,967
Total liabilities	9,009	8,236
Stockholders’ equity:
Common stock	50	50
Additional paid-in capital	216,034	214,796
Accumulated other comprehensive loss	(27)	(35)
Accumulated deficit	(181,673)	(178,738)
Total stockholders’ equity	34,384	36,073
Total liabilities and stockholders’ equity	$43,393	$44,309

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(3,411)	$(10,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	4,717	7,194
Stock-based compensation	1,053	1,472
(Gain) loss on disposal of property and equipment	(9)	68
Changes in operating assets and liabilities:
Accounts receivable	2,646	(456)
Prepaid expenses and other assets	219	585
Materials inventory	50	557
Accounts payable	(197)	592
Accrued and other liabilities	894	110
Deferred revenue	(24)	(592)
Net cash (used in) provided by operating activities	5,938	(873)
Cash flows from investing activities:
Purchase of investments	(27,362)	(20,888)
Redemption of investments	24,775	22,861
Purchase of property and equipment	(1,287)	(777)
Proceeds from sale of equipment	10	14
Net cash (used in) provided by investing activities	(3,864)	1,210
Cash flows from financing activities:
Payment of capital leases	—	(17)
Proceeds from exercise of common stock options	187	11
Net cash (used in) provided by financing activities	187	(6)
Net increase in cash and cash equivalents	2,261	331
Cash and cash equivalents at beginning of period	6,090	5,759
Cash and cash equivalents at end of period	$8,351	$6,090

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP cost of net revenue	$1,714	$3,697	$10,008	$12,105
Stock-based compensation expense (a)	(45)	(47)	(170)	(191)
Non-GAAP cost of net revenue	$1,669	$3,650	$9,838	$11,914
GAAP gross profit	$4,607	$6,851	$23,652	$25,098
Stock-based compensation expense (a)	45	47	170	191
Non-GAAP gross profit	$4,652	$6,898	$23,822	$25,289
As a percentage of net revenue:
GAAP gross margin	72.9%	65.0%	70.3%	67.5%
Non-GAAP gross margin	73.6%	65.4%	70.8%	68.0%
GAAP operating loss	$(2,881)	$(63)	$(4,348)	$(11,005)
Stock-based compensation expense (a):
- Cost of net revenue	45	47	170	191
- Research and development	114	66	297	373
- Sales and marketing	47	23	121	119
- General and administrative	222	115	465	789
Non-GAAP operating income (loss)	$(2,453)	$188	$(3,295)	$(9,533)

GAAP net income (loss)	$(2,597)	$116	$(3,411)	$(10,403)
Stock-based compensation expense (a)	428	251	1,053	1,472
Non-GAAP net income (loss)	$(2,169)	$367	$(2,358)	$(8,931)

GAAP net income (loss)	$(2,597)	$116	$(3,411)	$(10,403)
Interest (income) expense, net	(180)	(84)	(594)	(266)
Provision for taxes	—	—	1	1
Depreciation, amortization, impairment and accretion	813	1,824	4,717	7,194
Restructuring charges (b)	—	—	—	1,351
Stock based compensation expense (a)	428	251	1,053	1,472
Adjusted EBITDA	$(1,536)	$2,107	$1,766	$(651)

Shares used in computing earnings per share:
Basic	49,751	49,559	49,689	49,547
Diluted	49,751	49,765	49,689	49,547
GAAP earnings (loss) per share:
Basic	$(0.05)	$0.00	$(0.07)	$(0.21)
Diluted	$(0.05)	$0.00	$(0.07)	$(0.21)
Non-GAAP earnings (loss) per share:
Basic	$(0.04)	$0.01	$(0.05)	$(0.18)
Diluted	$(0.04)	$0.01	$(0.05)	$(0.18)

(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this provides it a meaningful understanding of its core operating performance.

(b)	Restructuring charges incurred in connection with a reduction in headcount primarily comprised of employee severance and benefit costs.

Intermolecular, Inc.

First Quarter 2019 Outlook

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(In thousands, except per share amounts, Unaudited)

GAAP net loss range	$(2,300) - $(3,000)
Stock-based compensation	$400 - $500
Non-GAAP net loss range	$(1,900) - $(2,500)

GAAP and Non-GAAP diluted shares	49,800
GAAP net loss per share range	$(0.05) - $(0.06)
Non-GAAP net loss per share range	$(0.04) - $(0.05)